SETTLEMENT AGREEMENT AND RELEASE


     THIS AGREEMENT, is made and entered into by and between David A. Windhorst, an individual ("Windhorst" or "Plaintiff") on the one hand, and Universal Money Centers, Inc., a Missouri corporation ("Company"), and David Bonsal, an individual (said individual together with Company are hereinafter collectively referred to as "Defendants").

     WHEREAS, Windhorst is plaintiff and Defendants are defendants in certain litigation now pending in the District Court of Johnson County, Kansas, Case No. 00CV05475 (hereinafter referred to as the "Litigation"); and WHEREAS, Windhorst claims in said Litigation, inter alia, the right to certain stock of Company; and

      WHEREAS, Defendants deny plaintiff's allegations; and

     WHEREAS, the parties wish to settle and compromise all claims alleged in the Litigation and any additional claims plaintiff may have;

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. On or before Friday, April 19, 2002, Windhorst shall be paid the sum of $72,000 in certified funds made payable to Windhorst and his attorneys of record.

     2. Upon tender of the consideration referred to in paragraph 1 above, Windhorst shall execute and file a Stipulation For Dismissal With Prejudice of the Litigation, providing that each party shall bear its own costs, in the form of Exhibit A attached hereto.

     3. On or before his receipt of the funds described in paragraph 1, Windhorst shall deliver to Company all certificates representing shares of stock owned by him in Company and shall deliver stock powers for said shares duly endorsed (hereinafter the "Other Shares"). Windhorst shall also deliver a duly endorsed stock power and/or disclaimer of interest as to the 50,000 shares of Company stock tendered to him on or about July 12, 2000. Upon delivery of said certificates and powers, Windhorst shall have no right, title and interest in Company. The parties agree to execute such additional documents and take such further actions as shall be necessary and appropriate to carry out provisions of this Agreement.

     4. As a material inducement to Defendants to enter into this Settlement Agreement, Windhorst represents and warrants that he is the sole owner of the Other Shares and that no other person has any right, title or interest therein, and that said shares are free and clear from all liens and encumbrances. Windhorst further represents and warrants that he has full right and authority to convey such shares.

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

     5. Defendants will pay the fee of the mediator for the mediation held on March 27, 2002.

     6. The parties agree that the sum of $10,000 of the consideration recited in paragraph 1 is in lieu of 25,000 shares of stock in Company; that the sum of $3,438 is for redemption of the Other Shares; and the sum of $58,562 is for Windhorst's release of all rights and claims, as a shareholder and otherwise, against Company.

     7. Effective upon receipt of the consideration referred to in paragraph 1, Windhorst hereby releases and forever discharges Defendants, and each of them, as well as their members, officers, directors, shareholders, employees, agents, representatives, and attorneys, all persons who at any time were defendants in the litigation, all persons or entities affiliated with any of the foregoing, and all others liable or who may be liable on behalf of any of the foregoing, from all actions, causes of action, suits, claims, covenants, agreements, damages and demands whatsoever, whether in an individual or representative capacity, that now exist or may hereafter accrue, known or unknown, in law or in equity, which arise from or are based upon or connected with the Litigation or any of the claims asserted therein or which might have been asserted therein or from any facts whatsoever occurring from the beginning of time to the date hereof. It is expressly understood that the foregoing release will become effective and operative immediately upon Windhorst's receipt of the consideration described in paragraph 1 and that no further action or documentation of same on the part of any person or entity is required.

     8. Windhorst warrants that no promise or inducement has been offered to him except as set forth in this Agreement and that this Agreement is executed without reliance upon any statement or representation of any party, or their representative, attorneys or agents concerning the nature and extent of the damages or the legal liability therefor or any other matter; and that he is legally competent and authorized to execute this Agreement.

     9. Windhorst acknowledges and warrants that he has been represented by independent counsel throughout all negotiations which preceded the execution of this Agreement and that he has reached this Agreement with full understanding of its terms, and that his attorneys have explained to his satisfaction each and all of the agreements, terms and legal effect of those terms, and that he executes this Agreement upon the advice, consent and approval of their attorneys.

     10. The terms of this Agreement shall be binding upon and inure to the benefit of the successors, assigns and personal representatives of Plaintiff and Defendants.

     11. This Agreement contains the entire agreement and understanding concerning the subject matter hereof between the parties, and supersedes and replaces all prior negotiations, proposed agreements, and agreements, oral or written. Windhorst acknowledges that no party to this Agreement or any agent or attorney of any party to this Agreement has made any promise, representation, or warranty whatever, expressed or implied, not contained in this document to induce any party to this Agreement to execute this Agreement.


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
     12. The waiver by any party of any breach of any covenant, agreement or undertaking contained herein shall be made only by written waiver in each case. No waiver of any breach of any covenant, agreement or undertaking contained herein shall operate as a waiver of any prior or subsequent breach of the same covenant, agreement or undertaking or as a waiver of any breach of any other covenant, agreement or undertaking. In the case of a breach by any party of any covenant, agreement or undertaking, the nonbreaching party may nevertheless accept from the other any performance without waiving its right to exercise any such breach which was in existence at the time such performance was accepted by it. No failure of any party to exercise any power given herein or to insist upon strict compliance of any covenant, agreement or undertaking contained herein shall constitute a waiver of such parties' rights to demand exact compliance with the terms hereof.

     13. This Agreement is made under and shall in all respects be governed and interpreted by the laws of the State of Missouri.

     14. It is expressly agreed and understood that neither this Agreement nor any of the terms or provisions constitute an admission of liability on the part of any party hereto, all liability being expressly denied.

Approved:                                      "Windhorst"
Attorneys' Fee Lien/Claim Released
                                                /s/ David A. Windhorst
                                               --------------------------------
/s/ Gary A. Schafersman                             David A. Windhorst
--------------------------------
Gary A. Schafersman
Joel I. Krieger
Wallace, Saunders, Austin,
Brown & Enochs, Chartered .
10111 West 87th St.
Overland Park, KS 66282

Attorneys for Windhorst


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                                              "Defendants"

ATTEST:                                       Universal Money Centers, Inc.

/s/ Pamela A. Glenn
-------------------------------               By: /s/ David S. Bonsal
Corporate Secretary                              ---------------------------
                                                    David Bonsal,
                                                    Chief Executive Officer

                                              /s/ David S. Bonsal
                                              ------------------------------
                                              David Bonsal